EXHIBIT 99.1

Press Release

investors@aquaventure.com

Investors Hotline: 855-278-WAAS (9227)

FOR IMMEDIATE RELEASE

September 11, 2017

AquaVenture Holdings Limited Provides Business Update Post Hurricane Irma

(Tampa, Fla.) – AquaVenture Holdings Limited (NYSE: WAAS) (“AquaVenture” or the “Company”), a leader in Water-as-a-ServiceTM (“WAASTM”) solutions, today provided an update on its Caribbean operations following Hurricane Irma.

“I am pleased with the way our company has weathered the impact of Hurricane Irma. Irma affected us at our plants in St. Maarten, the US Virgin Islands, the British Virgin Islands, Turks and Caicos, and the Bahamas, as well as our operations center in Tampa, Florida.  All Seven Seas Water employees are safe and accounted for.  Through a combination of sound facilities construction and comprehensive storm preparation, our plants are either operating or ready to resume operations once electric power is restored.  We expect to have all of our plants, except for our facility in the BVI, operating within one week.  In the BVI, we are working with the government to restore power to our plant, which once restored will resume operations,” said Doug Brown, AquaVenture’s Chairman and Chief Executive Officer.  “We are still very early in the process of gathering information and plan on providing an update regarding any financial impact on our earnings call for the third quarter.  In the meantime, our team is working closely with our partners on the islands, relief organizations and local communities to assist in any way we can, and look forward to providing clean water to these communities going forward as the islands begin to recover and rebuild.”

About AquaVenture

AquaVenture is a multinational provider of WAASTM solutions that provide customers a reliable and cost-effective source of clean drinking and process water primarily under long-term contracts that minimize capital investment by the customer. AquaVenture is composed of two operating platforms: Quench, a U.S.-based provider of Point-of-Use, or POU, filtered water systems and related services to approximately 40,000 institutional and commercial customers; and Seven Seas Water, a multinational provider of desalination and wastewater treatment solutions, providing 8 billion gallons of potable, high purity industrial grade and ultra-pure water per year to governmental, municipal, industrial and hospitality customers.

Safe Harbor Statement

This release contains forward-looking statements that are made pursuant to the safe harbor provisions of Section 27A of the Securities Act of 1933 and of Section 21E of the Securities Exchange Act of 1934.  The forward-looking statements in this release do not constitute guarantees of future performance.  Investors are cautioned that statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to AquaVenture’s strategic focus; its forecast of full-year 2017 financial results; its expected margins and the impacts thereon from various customer contracts; its ability to improve plant performance and profitability; and the impacts on operating results of the timing, size and accounting treatment of acquisitions, constitute forward-looking statements.  Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors detailed in AquaVenture’s filings with the Securities and Exchange Commission.  As a result of such risks, uncertainties and factors, AquaVenture’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein.  AquaVenture is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.